                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                        OF APACHE MEDICAL SYSTEMS, INC.
                     (Pursuant to Sections 242 & 245 of the
               General Corporation Law of the State of Delaware)

         Gerald E. Bisbee, Jr. hereby certifies that:

         1. Gerald E. Bisbee, Jr., is the Chairman of APACHE Medical Systems, Inc., a Delaware corporation.

         2. The Certificate of Incorporation of the corporation filed on September 1, 1987 and amended and restated on December 26, 1991, January 2, 1992, December 31, 1992 and January 20, 1994, amended on August 17, 1995, amended and restated on December 28, 1995 and amended and restated on June 19, 1996 is amended and restated to read as follows:

         FIRST.  Name.  The name of the corporation is APACHE Medical
Systems, Inc.

         SECOND. Registered Office. The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at such address is Corporation Service Company.

         THIRD. Purposes. The nature of the business or purposes to be conducted or promoted is:

                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the laws of the State of Delaware.

         FOURTH. Authorized Capital. The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Sixty Million (60,000,000) shares, comprised of Thirty Million (30,000,000) shares of Common Stock with a par value of One Cent ($.01) per share (the "Common Stock") and Thirty Million (30,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share (the "Preferred Stock").

         A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

         A.      PREFERRED STOCK

         1. Designation. The Preferred Stock shall be issuable in series, and in connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate or rates of each series (which rate or rates may be expressed in terms of a formula or other method by which such rate or rates shall be calculated from time to time) and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, respecting the redemption of the shares of each series and, subject to requirements of the laws of the State of Delaware, the voting rights (except that such shares shall not have more than one vote per share), the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

         2. Redemption, Conversion, etc. Preferred Stock of any series redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

         3. Rank. All shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical (except that such shares may have different dividend provisions); and all series of Preferred Stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of such series.

         B.      COMMON STOCK

         1. Voting Rights. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, including any certificate of designations for a Series of Preferred Stock, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

         2. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

         3. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, including any certificate of designations for a Series of Preferred Stock, to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         FIFTH.  This corporation shall have perpetual existence.

         SIXTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

         A. The Board of Directors of the corporation is expressly authorized:

                 (i) To make, alter or repeal the by-laws of the corporation.

                 (ii) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

                 (iii) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                 (iv) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate member of any committee, who may replace any absent or disqualified member of any committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending this Amended and Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange, of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

                 (v) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.

         B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

         EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         NINTH.

         (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         (b) (1) Each person who has or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section (b) with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

         (2) If a claim under paragraph (1) of this Section (b) is not paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware, or any other applicable law, for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Amended and Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (4) The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

         (5) The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

         (6) Any repeal or modification of this Section (b) by the stockholders of the corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

         TENTH. The corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

         The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this 6th day of May, 1997.


                                        /s/  Gerald E. Bisbee, Jr.
                                        -------------------------------
                                        GERALD E. BISBEE, JR., Chairman